EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of China Liberal Education Holdings Limited on Form F-3 of our report dated April 30, 2021, with respect to our audit of the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows of China Liberal Education Holdings Limited for the year ended December 31, 2020 appearing in the Annual Report on Form 20-F of China Liberal Holdings Limited for the year ended December 31, 2022. We were dismissed as auditors on December 20, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Friedman LLP

Friedman LLP

New York, New York

July 14, 2023